Exhibit 10.12

BIONOMICS LIMITED

MR ADRIAN HINTON

CONSULTANCY AGREEMENT

TABLE OF CONTENTS

RECITALS	1

1.	DEFINITIONS AND INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation Rules	1

2.	APPOINTMENT OF CONSULTANT		2

	2.1	Appointment	2
	2.2	Term	2
	2.3	Extension of Term	2
	2.4	Nature of Relationship	2
	2.5	Exclusivity	2

3.	CONSULTANCY FEE AND EXPENSES		3

	3.1	Fee	3
	3.2	Expenses	3
	3.3	Billing	3
	3.4	Payment	3
	3.5	Withholding Payment	3

4.	CONSULTANT’S WARRANTIES		3

	4.1	Service Standards	3
	4.2	Intellectual Property Rights	4
	4.3	Conflicts of Interest	4

5.		CONSULTANT’S OBLIGATIONS	4

	5.1	Records	4
	5.2	Service Specifications and Variations	4
	5.3	Other Obligations	4

6.	CONFIDENTIALITY		5

7.	INTELLECTUAL PROPERTY		5

	7.1	Bionomics’ Rights	5
	7.2	Assistance to be provided	5
	7.3	Vesting of intellectual Property Rights	5
	7.4	Maintenance of Integrity	5
	7.5	Unauthorised Use	5
	7.6	Survival of obligations	6

8.	TERMINATION		6

	8.1	Termination by Bionomics	6
	8.2	Termination by Consultant	6
	8.3	Payments	6
	8.4	Consequences of termination or expiration	6

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9.	INDEMNITY		6

10.	NOTICE		7

	10.1	How Notices Must Be Given	7
	10.2	Where Such Notices Must Be Sent	7
	10.3	Change of Details	8
	10.4	Proof of Notices	8

11.	MISCELLANEOUS PROVISIONS		8

	11.1	No Waiver	8
	11.2	Entire Agreement	8
	11.3	Amendments	8
	11.4	Severance	8
	11.5	Law	9
	11.6	No Assignment	9

SCHEDULE 1	10

SCHEDULE 2	11

SCHEDULE 3	12

EXECUTION	13

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CONSULTANCY AGREEMENT

THIS AGREEMENT is made on 18 March 2019 between:

1	BIONOMICS LIMITED ABN 53 075 582 740, of 31 Dalgleish Street, Thebarton, South Australia, 5031 (“Bionomics”); and

2	THE CONSULTANT named in item 1 of Schedule 1 (“the Consultant”).

RECITALS

A	Bionomics requires the Consultant to provide professional consultancy services (“the Services”) to Bionomics during the term of this Agreement, as required from time to time.

B	The Consultant has agreed to provide the Services to Bionomics upon the terms and conditions set out in this Agreement.

OPERATIVE PART:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In. this Agreement, unless a contrary intention appears:

“Business Day” means a day on which banks are open for normal trading business in Adelaide, South Australia, and excludes all Saturdays, Sundays and public holidays.

“Commencement Date” means the date specified in item 2 of Schedule 1.

“Expiry Date” means the date specified in item 3 of Schedule 1.

“Intellectual Property Rights” means any industrial and intellectual property rights including, without limitation, any rights in respect of or in connection with any confidential information, know-how, copyright, patents, trademarks, design rights, reports, drawings, specifications or eligible layout rights and including any rights to apply for registration of such industrial and intellectual property rights.

“Services” means the services specified in Schedule 2.

1.2	Interpretation Rules

In this Agreement, unless a contrary intention appears:

(a)	a reference to this Agreement is a reference to this Agreement as amended, varied, supplemented or replaced from time to time;

(b)	words or expressions:

(i)	importing the singular include the plural and vice versa;

(ii)	importing a gender include the other genders;

(iii)	denoting individuals include corporations, partnerships, unincorporated bodies, authorities and instrumentalities;

(c)	a reference to a party to this Agreement includes that party’s executors, administrators, successors and permitted assigns;

(d)	where a word or phrase is defined or given a meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(e)	a reference to a clause or schedule is a reference to a clause or schedule of this Agreement;

(f)	a reference to $ or dollars is a reference to Australian dollars;

(g)	headings are for convenience only and do not affect the interpretation of this Agreement;

(h)

a provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement; and

(i)	the Schedules and Recitals to this Agreement form part of this Agreement and have effect as if set out in full in this Agreement.

2.	APPOINTMENT OF CONSULTANT

2.1	Appointment

As and from the Commencement Date, Bionomics appoints the Consultant to provide the Services as required by Bionomics from time to time.

2.2	Term

Subject to clause 2.3, this Agreement has effect from the Commencement Date and, unless terminated earlier in accordance with the provisions of this Agreement, remains in force until the Expiry Date.

2.3	Extension of Term

If, prior to the Expiry Date, the parties agree in writing that this Agreement is to have effect for a mutually agreed period after the Expiry Date, then this Agreement, unless terminated earlier in accordance with the provisions of this Agreement, remains in force until the expiration of that further period.

2.4	Nature of Relationship

The Consultant will provide the Services as an independent contractor and not as an agent, employee, servant or partner of Bionomics. The Consultant has no authority to bind Bionomics in any way and must not hold themselves out as having authority to bind Bionomics or as being an agent, employee, servant or partner of Bionomics, except where approved by the Legal Counsel & Company Secretary.

2.5	Exclusivity

This Agreement does not grant the Consultant an exclusive right to perform any or all of the Services described in Schedule 2 during the term of this Agreement. Bionomics reserves the right to employ or retain any other consultant to perform those Services during the term of this Agreement or to perform the services itself.

3.	CONSULTANCY FEE AND EXPENSES

3.1	Fee

The consideration for the Services provided to Bionomics pursuant to this Agreement will be calculated on the basis described in Schedule 3.

3.2	Expenses

The Consultant is entitled to recover from Bionomics all expenses reasonably incurred in the provision of the Services, provided that it has received Bionomics’ prior authorisation for the incurring of those expenses.

3.3	Billing

The Consultant will invoice Bionomics at monthly intervals for Services performed over the previous month. Each invoice must set out details of expenses incurred in that period, the date on which the Services were provided, the nature of those Services and the identity of the person who performed them. The invoices must be sent to accountspayable@bionomies.com. au for processing.

3.4	Payment

(a)	Bionomics must pay the Consultant the amount invoiced within 30 days of receipt of the invoice.

(b)

There shall be added to any charges or fees payable by Bionomics under this Agreement amounts equal to any and all applicable taxes, however designated incurred as a result of or otherwise in connection with this Agreement or the Services including but not limited to all taxes, ditties or other imposts, levied by any taxing body, but excluding taxes based upon the net income of the Consultant.

(c)

If the Consultant is required to account for GST in respect of any supply of goods or services or any other supply to Bionomics under this Agreement then the fee in respect of those supplies will be increased by the amount of the GST that the Consultant will be required to account for as a result of the supplies provided that the Consultant provides Bionomics with a tax invoice (within the meaning of the Commonwealth taxation legislation) in respect of any such supply.

3.5	Withholding Payment

In the event of any dispute with regard to a portion of an invoice, the undisputed portion will be paid by Bionomics in accordance with this clause 3.

4.	CONSULTANT’S WARRANTIES

4.1	Service Standards

The Consultant warrants that the Services will be:

(a)	performed with all due expedition and at the direction and to the reasonable satisfaction of Bionomics;

(b)	provided with all due care and skill;

(c)	performed to the highest professional standards; and

(d)	performed in compliance in all respects with all laws of the Commonwealth and the State of South Australia as they apply from time to time.

4.2	Intellectual Property Rights

The Consultant warrants that in performing its obligations under this Agreement, including giving effect to the assignment of Intellectual Property Rights pursuant to clause 8, it will not infringe the Intellectual Property Rights of any third party.

4.3	Conflicts of Interest

4.3.1	No Restrictions

The Consultant warrants that it is not, nor will it enter into, any obligation or restriction during the Term that would interfere or conflict with providing the Services.

4.3.2	Freedom to do other work

The Consultant may engage in other work or consultancies during the Term if such work or consultancy does not interfere with the Consultant’s ability to provide the Services or result in any actual or potential conflict with the interests of Bionomics or the Consultant’s obligations under this Agreement.

4.3.3	Conflicts

The consultant must immediately and fully disclose to Bionomics any agreement to which it is a party or any obligation or interest that the Consultant may have that may conflict with the interests of Bionomics and must comply with any instruction or request of Bionomics about resolving that conflict. Without limiting the obligations of this clause 4.4.3, the Consultant (or the Consultant’s personnel), will provide Bionomics with information pertaining to their proprietary or financial interests, such information to be provided in the manner and form requested by Bionomics.

5.	CONSULTANT’S OBLIGATIONS

5.1	Records

The Consultant must:

(a)	keep full and proper written records of work performed under and in accordance with this Agreement;

(b)	provide copies of such records to Bionomics, or allow Bionomics to inspect such records, upon request by Bionomics; and

(c)	provide such further information in relation to the provision of Services by the Consultant as Bionomics may, at its cost, from time to time reasonably require.

5.2	Service Specifications and Variations

Bionomics must approve any variations to the Services to be performed under this Agreement.

5.3	Other Obligations

The Consultant will at all times during the term of this Agreement ensure that the Consultant does not purport to act as an agent for Bionomics to pledge the credit of Bionomics or otherwise bind Bionomics except to the extent to which such conduct has been expressly authorised by Bionomics,

6.	CONFIDENTIALITY

(a)	The Consultant must keep the contents and subject matter of this Agreement strictly confidential.

(b)

Save for any information or data which is known to or in the possession or control of the Consultant, or public knowledge, or where the Consultant is required by law to disclose any confidential information to a third person (including any government, regulatory body or stock exchange), the Consultant will keep any information or data coming to it by virtue of being a party to this Agreement strictly confidential and must not use or disclose such information or data except for a purpose contemplated by this Agreement.

(c)	The Consultant’s obligations under this clause 6 will survive termination of this Agreement.

7.	INTELLECTUAL PROPERTY

7.1	Bionomics’ Rights

Bionomics will be solely and absolutely entitled to any Intellectual Property Rights derived from any concept, idea, work, process or item created, developed or discovered by, or under the direction or oversight of, the Consultant in the course of performing the Services and the parties agree that any such Intellectual Property Rights will, without the need for any further action, vest in Bionomics upon their creation.

7.2	Assistance to be provided

The Consultant must do all things which Bionomics may reasonably require in order to perfect, protect or exploit Bionomics’ title to any of the Intellectual Property Rights referred to in clause 7.1. Bionomics will reimburse the Consultant for all reasonable costs and expenses incurred by the Consultant in taking such action.

7.3	Vesting of intellectual Property Rights

If any Intellectual Property Rights to which Bionomics is entitled pursuant to clause 7.1 do not vest in Bionomics upon their creation, the Consultant will do all things which Bionomics may reasonably require in order to assign those Intellectual Property Rights to Bionomics.

7.4	Maintenance of Integrity

The Consultant will not do anything or aid or assist any other person to do anything which would infringe upon, harm, challenge, deny, question or contest the validity of the Intellectual Property Rights, or their ownership by Bionomics. If the Consultant learns of any actual or threatened infringement or piracy of Bionomics’ Intellectual Property Rights, the Consultant must immediately notify Bionomics of such infringement or piracy.

7.5	Unauthorised Use

The Consultant will not use Bionomics’ letterhead, Bionomics’ name or Bionomics’ resources for any purpose other than the performance of the Consultant’s duties under this contract without the express authorisation of Bionomics.

7.6	Survival of obligations

The Consultant’s obligations under clauses 7.1, 7.2, 7.3 and 7.5 will survive the expiration or termination of this Agreement.

8.	TERMINATION

8.1	Termination by Bionomics

(a)

Subject to clause 8.1(b), Bionomics may terminate this Agreement for any reason whatsoever by providing the Consultant with one month’s written notice. This right is in addition to, and not exclusive of, rights and remedies provided by law.

(b)

Bionomics may terminate this Agreement with immediate effect if the Consultant has failed to perform or observe any of the obligations and undertakings to be performed under this Agreement and Bionomics has given notice to the Consultant that it requires the default to be remedied within 7 days and the claimed default has not been remedied within that 7 day period.

8.2	Termination by Consultant

The Consultant may terminate this Agreement for any reason whatsoever by giving Bionomics one month’s written notice.

8.3	Payments

Where this Agreement is terminated by Bionomics or the Consultant, the Consultant will only be entitled to receive remuneration pursuant to clause 3 in respect of Services properly performed, and expenses properly incurred, up to the date of termination.

8.4	Consequences of termination or expiration

Upon the termination or expiration of this Agreement, each party will deliver to the other:

(a)	all property of the other in its possession or control; and

(b)	all Confidential Information of the other party, howsoever stored.

Upon the termination or expiration of this Agreement the Consultant will cease performing the Services.

9.	INDEMNITY

(a)

The Consultant must indemnify and keep indemnified Bionomics, its officers, employees, agents, licensees, successors and assigns from and against all and any damages, liabilities, judgment, losses, costs and expenses, including legal fees, suffered or incurred by Bionomics, its officers, employees, agents, licensees, successors and assigns arising from any claim, suit, action or proceeding by any person as a result, whether directly or indirectly of:

(i)	any breach of this Agreement by the Consultant;

(ii)	any claim by any person that the rights granted to Bionomics under this Agreement infringe the rights, including the Intellectual Property Rights, of any person.

(b)

The Consultant will at all times indemnify Bionomics, its successors, licensees and assigns from and against any and all damages, liabilities, judgment, losses, costs and expenses, including legal fees, arising out of any breach by the Consultant of any provision of this Agreement, provided that Bionomics will notify the Consultant in writing immediately it becomes aware of any such claim or action, and no such claim or action will be compromised or settled without consultation with the Consultant.

10.	NOTICE

10.1	How Notices Must Be Given

A notice, approval, direction, consent, offer, demand or other communication in connection with this Agreement must be:

(a)	in writing;

(b)	signed by an authorised officer of the relevant party; and

(c)	given to the recipient party:

(i)	by hand delivery;

(ii)	by pre-paid mail sent to that party;

(iii)	by facsimile transmission to that party; or

(iv)	by email.

10.2	Where Such Notices Must Be Sent

For the purposes of clause 10.1:

(a)	deliveries must be delivered to the address of the recipient party set out below;

(b)	mail must be sent to the address of the recipient party set out below;

(c)	email must be sent to the email address of the recipient party set out below;

(d)

facsimile messages must be transmitted to the facsimile number of the recipient party set out below; and in each case must be marked for the attention of the person specified below in relation to the recipient party:

  Name:               Bionomics Limited

  Address:            31 Dalgleish Street

        THEBARTON SA 5031

  Attention:          Mr. Jack Moschakis

Facsimile:

Name:              Mr. Adrian Hinton

Address:

Email

10.3	Change of Details

(a)	A party may from time to time change any of the details specified above by not less than five (5) Business Days’ notice to each other party.

(b)	If details are changed in accordance with this clause, this clause applies as if those changed details were set out above.

10.4	Proof of Notices

(a)	Proof of posting by pre-paid mail of a notice in accordance with clauses 10.1 and 10.2 is proof of receipt of such notice on the second clear Business Day after posting.

(b)

Proof of transmission by facsimile of a notice in accordance with clauses 10.1 and 10.2 is proof of legible receipt on the date of transmission, but if a transmission is not made on a Business Day or not made before 4.00 pm, then it will be deemed to have been received at 10.00 am on the next Business Day after transmission.

(c)	Proof of service by email occurs when the email registered as sent by date and time on the sender’s email server.

11.	MISCELLANEOUS PROVISIONS

11.1	No Waiver

A party’s failure or delay to exercise a power or right is not a waiver of that right, and the exercise of a power or right does not preclude the future exercise of that or any other power or right.

11.2	Entire Agreement

This Agreement is the entire agreement between the parties as to its subject matter and supersedes all prior agreements, representations, conduct and understandings.

11.3	Amendments

No amendment of, nor addition to, this Agreement is binding unless it is in writing and executed by the parties to this Agreement.

11.4	Severance

If any provision of this Agreement is held by a court to be void or unenforceable in whole or in part, the Consultant and Bionomics agree that the relevant provision or part of the provision shall be severed from this Agreement and that the remainder of this Agreement shall continue to be valid and enforceable.

11.5	Law

This Agreement is governed by the law of the State of South Australia and the parties submit to the non-exclusive jurisdiction of the courts of South. Australia.

11.6	No Assignment

The Consultant may not assign or subcontract its rights and obligations under this Agreement without the prior written consent of Bionomics. Bionomics may assign or subcontract its rights and obligations under this Agreement.

SCHEDULE 1

Item 1 Consultant

 Name:                Mr. Adrian Hinton

 Address:

 Telephone

 Email

Item 2 Commencement Date

The Commencement Date shall be 25 March 2019.

Item 3 Expiry Date

The Expiry Date shall be the first anniversary of the Commencement Date as per Item 2 above

SCHEDULE 2

SERVICES

The Consultant shall provide the services of Acting Chief Financial Officer for Bionomics Limited, the scope of those services to be determined in consultation with Mr. Stephen Birrell, CFO (Interim) and as may be subsequently varied and approved by both the Consultant and Bionomics Limited.

SCHEDULE 3

FEES

Fees for the Services are to be calculated as follows:

●	a daily rate of $1,500 (plus GST)

EXECUTION

EXECUTED by the parties as an Agreement.

SIGNED for and on behalf of	)
BIONOMICS LIMITED	)
in the presence of:	) /s/Adrian Hinton
) Signature of Authorised Person
/s/ Stephen Birrell
Signature of Witness

Stephen Birrell

Name of Witness
(BLOCK LETTERS)

SIGNED for and on behalf of	)
THE CONSULTANT	)
in the presence of:	) /s/ Adrian Hinton
) Signature of Authorised Person

/s/ Jack Moschakis
Signature of Witness

Jack Moschakis
Name of Witness
(BLOCK LETTERS)